[LOGO OF NICHOLS CAULEY]
                      Nichols, Cauley & Associates, LLC
                      A Professional Services Firm of:
                       Certified Public Accountants
                      Certified Financial Planners(R)
                       Certified Valuation Analysts
                       _____________________________
                Atlanta  Clarksville  Dublin  Warner Robins
                            www.nicholscauley.com


                                                                    EXHIBIT 23.1

November 3, 2004


To The Organizers
Hometown Community Bancshares, Inc. (A Development Stage Company)
Braselton, Georgia


Dear Sirs:

Nichols, Cauley & Associates, LLC consents to the July 31, 2004 audited financial statements being included in Amendment No. 2 to the S-1 filing, SEC File No. 333-118982.

                                         /s/ Nichols, Cauley & Associates, LLC



Reply to:
2970 Clairmont RD NE
Atlanta, Georgia  30329-4440
800-823-1224
FAX 404-214-1302
atlanta@nicholscauley.com